UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 McKinney Avenue
Suite 1250
Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(214) 979-6100

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	“CBRE”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2022, the Board of Directors of the Company (the “Board”) appointed E.M. Blake Hutcheson to the Board, effective September 1, 2022, to serve until the Company’s 2023 annual meeting of stockholders. There is no arrangement or understanding between Mr. Hutcheson and any other person pursuant to which the Board selected Mr. Hutcheson as a director, and Mr. Hutcheson has not participated in any “related party-transactions” with the Company as set forth in Item 404(a) of Regulation S-K. The Board has also determined that Mr. Hutcheson is “independent” as defined under New York Stock Exchange and Securities and Exchange Commission (“SEC”) rules and guidance as well as under the Board’s Corporate Governance Guidelines and its Categorical Independence Standards. Mr. Hutcheson will receive the Company’s standard compensation package for non-employee directors. A description of this standard compensation package can be found in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 6, 2022. Mr. Hutcheson and the Company will also enter into the Company’s standard form of Indemnification Agreement for members of the Board.

Item 7.01	Regulation FD Disclosure.

On August 23, 2022, the Company issued a press release announcing the appointment of Mr. Hutcheson to the Board. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Company’s Board of Directors has approved an incremental $2.0 billion increase to the Company’s stock repurchase authorization. Such stock repurchase authorization is effective immediately and is in addition to the existing $2.0 billion authorization which has approximately $898.4 million remaining as of July 31, 2022. The Company’s stock repurchase program is expected to be executed through open market transactions, privately negotiated transactions, or in such other manner as determined by the Company, including through plans complying with Rule 10b5-1 under the Exchange Act. The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of the Company’s common stock, general market and economic conditions and other factors. The stock repurchase program may be extended, suspended or discontinued at any time without notice.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1*	Press Release announcing the appointment of Blake Hutcheson as a Director of the Company, dated August 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2022	CBRE GROUP, INC.

	By:	/s/ MADELEINE G. BARBER
Madeleine G. Barber
Deputy Chief Financial Officer and Chief Accounting Officer